Exhibit (c)-(4)

Going Private Transactions Premiums Paid and Price Improvement Analysis

There are 24 US-listed Chinese company going-private transactions that have closed or signed definitive agreements with the buyer consortium having more than 50% voting power since 2013:

Premiums Paid

- The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of these going private transactions were 19.3%, 22.8%, and 18.8%, respectively
- The medians of the premiums paid over the 30D VWAP(1), 60D VWAP, and 90D VWAP prior to the announcement of these going private transactions were 21.0%, 15.6%, and 13.5%, respectively
- The $6.33 revised offer price of Sinovac Biotech Litd. represents a premium of 26.1%, 29.7% and 10.7% respectively over the stock price one-day, one-week, and one-month prior to the announcement of the going private transaction
- The $6.33 revised offer price of Sinovac Biotech Litd. represents a premium of 19.4%, 17.5% and 19.0% respectively over the 30D VWAP, 60D VWAP, and 90D VWAP prior to the announcement of the going private transaction

Offer Price Improvement

- 50% (12 transactions) of these going private transactions benefited from an increased final offer price
- The median of the final offer price change of these going private transactions is 0.4%
- The $6.33 revised offer price of Sinovac Biotech Litd. represents a 2.4% improvement of the initial offer price

Going Private Transactions (Closed/ MA Signed) Since 2013

#	Company	Announced Date	Status	Buyer Consortium Voting %	Final Offer Price Premium as a % of: 1-Day Prior	1-Week Prior	1-Month Prior	30D VWAP	60D VWAP	90D VWAP	Initial Offer	Final Offer	Increased %
1	Qunar Cayman Islands Limited	06/23/2016	MA Signed	72.2%	15.0%	5.3%	-7.0%	-4.5%	-15.8%	-16.4%	$30.39	$30.39	0.0%
2	Sky-mobi Limited	06/23/2016	MA Signed	54.1%	25.0%	22.9%	20.9%	19.1%	12.1%	10.3%	$2.10	$2.20	4.8%
3	eFuture Holding Inc.	06/06/2016	MA Signed	52.4%	17.8%	4.4%	5.6%	10.7%	7.2%	1.6%	$6.32	$6.42	1.6%
4	Ku6 Media Co., Ltd.	02/01/2016	Closed	69.9%	54.3%	52.2%	25.6%	42.0%	43.7%	52.2%	$1.08	$1.08	0.0%
5	Youku Tudou Inc.	10/16/2015	Closed	60.5%	35.1%	35.3%	54.7%	53.7%	51.6%	32.0%	$26.60	$27.60	3.8%
6	Country Style Cooking Restaurant Chain	8/14/2015	Closed	56.9%	18.9%	13.0%	10.6%	10.2%	3.0%	0.9%	$5.23	$5.23	0.0%
7	eLong Inc.	08/03/2015	Closed	92.2%	24.1%	32.1%	10.2%	20.3%	-8.6%	-7.7%	$18.00	$18.00	0.0%
8	Global-Tech Advanced Innovations Inc.	8/1/2015	Closed	66.8%	195.0%	164.2%	184.6%	162.9%	150.1%	146.1%	$8.75	$8.85	1.1%
9	Mecox Lane Limited	7/21/2015	Closed	63.9%	17.6%	22.7%	5.0%	11.9%	11.3%	9.3%	$4.00	$4.00	0.0%
10	E-Commerce China Dangdang Inc.	07/09/2015	Closed	82.8%	2.9%	-20.0%	-22.5%	-27.9%	-28.5%	-27.6%	$7.81	$6.70	-14.2%
11	China Nepstar Chain Drugstore Ltd.	07/06/2015	Closed	79.5%	19.1%	9.6%	3.6%	-0.9%	-1.5%	3.0%	$2.60	$2.62	0.8%
12	Qihoo 360 Technology Co. Ltd.	6/17/2015	Closed	61.3%	16.6%	22.0%	32.8%	30.5%	30.0%	33.9%	$77.00	$77.00	0.0%
13	iDreamSky Technology Limited	06/13/2015	Closed	92.9%	-3.8%	33.3%	67.3%	24.5%	39.8%	41.5%	$14.00	$14.00	0.0%
14	Bona Film Group Limited	06/12/2015	Closed	54.8%	6.5%	12.1%	50.2%	20.4%	28.7%	34.6%	$13.70	$13.70	0.0%
15	Mindray Medical International Limited	06/04/2015	Closed	63.1%	1.9%	4.1%	-10.1%	-3.1%	-2.3%	-2.4%	$30.00	$28.00	-6.7%
16	Xueda Education Group	4/20/2015	Closed	58.4%	95.0%	53.2%	110.7%	86.4%	94.1%	100.2%	$3.38	$5.50	62.7%
17	Sungy Mobile Limited	04/13/2015	Closed	69.1%	8.9%	15.6%	2.1%	19.9%	11.0%	4.9%	$4.90	$4.90	0.0%
18	Perfect World Co., Ltd.	12/31/2014	Closed	56.0%	28.2%	27.6%	19.2%	21.5%	11.3%	6.5%	$20.00	$20.20	1.0%
19	Shanda Games Limited	01/27/2014	Closed	76.2%	25.7%	48.8%	58.1%	47.3%	56.2%	58.7%	$6.90	$7.10	2.9%
20	Noah Education Holdings Ltd.	12/24/2013	Closed	59.3%	26.7%	24.5%	18.3%	21.5%	26.3%	33.5%	$2.80	$2.85	1.8%
21	Charm Communications Inc.	9/30/2013	Closed	58.5%	17.2%	7.3%	17.2%	15.0%	14.7%	11.3%	$4.70	$4.70	0.0%
22	Exceed Company Ltd.	8/17/2013	MA Signed	66.5%	19.5%	23.6%	57.5%	24.4%	27.9%	30.4%	$1.72	$1.78	3.5%
23	Le Gaga Holdings Ltd	5/21/2013	Closed	50.8%	21.6%	24.9%	16.0%	22.0%	16.6%	15.7%	$4.01	$4.06	1.2%
24	Simcere Pharmaceutical Group.	3/11/2013	Closed	77.6%	21.4%	22.1%	26.9%	23.2%	23.7%	23.7%	$9.56	$9.66	1.1%
				Median	19.3%	22.8%	18.8%	21.0%	15.6%	13.5%			0.4%
	Sinovac Biotech Ltd.	**2/1/2016**	**Announced**	**52.0%**	**26.1%**	**29.7%**	**10.7%**	**19.4%**	**17.5%**	**19.0%**	**$6.18**	**$6.33**	**2.4%**

(1) Volume Weighted Average Price
Source: Capital IQ, SEC filings

DUFF & PHELPS

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